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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 1996

                   COUNTRYWIDE HOME EQUITY LOAN TRUST 1996-A
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            (Exact name of registrant as specified in its charter)


        CALIFORNIA                   333-11095              13-2631719
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(State or Other Jurisdiction         (Commission File       (I.R.S. Employer
 of Incorporation)                    Number)                Identification No.)

c/o The First National Bank of Chicago.
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Corporate Trust Services Division - 9th floor
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1 N. State Street, Chicago IL                               60670-0126
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(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code:         312/407-1902
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Item 5.   Other Events
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          On behalf of Countrywide Home Equity Loan Trust 1996-A, a Trust created pursuant to the Pooling Agreement, dated October 31, 1996, by The First National Bank of Chicago, as trustee for the Trust, the Trustee has caused to be filed with the Commission, the Monthly Report dated December 16, 1996. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area. The filing of the Monthly Report will occur subsequent to each monthly distribution to the holders of the Trust's Investor Certificates, Due January 15, 2028.

          A.  Monthly Report Information:
              Aggregate distribution information for the current distribution date December 16, 1996.

                            Principal       Interest      Ending Balance
                            ---------       --------      --------------
          Cede & Co.      $1,833,978.72    $949,106.92    $244,199,139.28

          B. No delinquency in payment under the Transferor Certificate, or the Financial Guaranty Insurance Policy has occurred.

          C.  Have any deficiencies occurred?  NO.
                          Date:
                          Amount:

          D. Were any amounts paid or are any amounts payable under the Financial Guaranty Insurance Policy? NO
                          Amount:

          E. Are there any developments with respect to the Financial Guaranty Insurance Policy? NONE.

          F.  Item 1:  Legal Proceedings:  NONE

          G.  Item 2:  Changes in Securities:  NONE

          H.  Item 4:  Submission of Matters to a Vote of Security Holders: NONE

          I. Item 5: Other Information - Items 1, 2, 4, 5 if applicable: NOT APPLICABLE

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


               COUNTRYWIDE HOME EQUITY LOAN TRUST 1996-A



               By  _______________________________________
                        Name:   Barbara Grosse
                        Title:  Assistant Vice President

Dated: December 31, 1996

Item 7.   Monthly Statements and Exhibits
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          Exhibit No.
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          1.  Monthly Statement to Certificateholders dated December 16, 1996